UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2007

Karver International, Inc.

(Exact name of Registrant as specified in its charter)

New York	333-46828	13-3526402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Brickell Key Drive, Suite 901, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(305) 350-3996

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

As disclosed by Karver International, Inc. (the “Company”) in its Form 8-K filed with the Securities and Exchange Commission on August 10, 2007, the Company’s previous auditors, Berkovits, Lago & Company, LLP (“Berkovits”), resigned their position effective August 6, 2007. The Company furnished a copy of the disclosures in such Form 8-K to Berkovits and requested that Berkovits furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with those disclosures. Such letter was included in the Form 8-K filed August 10, 2007. Effective August 16, 2007, the Company engaged Weinberg & Company, P.A. as the Company’s independent registered public accounting firm. During the Company’s two most recent fiscal years and subsequent interim period on or prior to August 16, 2007, the Company has not consulted with Weinberg & Company, P.A. regarding the application of accounting principles to a specified transaction, either completed or proposed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Karver International, Inc.

August 21, 2007	By:	/s/ Dr. Jack Kachkar
Dr. Jack Kachkar
Chairman and President